UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ⌧ Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to Sec. § 240.14a-12

CSP INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧	No fee required.

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CSP INC.

December 30, 2024

Dear Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held on Tuesday, February 4, 2025, at 9:00 a.m. local time at our CSP Inc. office located at 1182 East Newport Center Drive, Deerfield Beach, Florida 33442.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2025 Annual Meeting of Stockholders and proxy statement.

Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the Annual Meeting. To simplify this process, your vote may be cast over the Internet, by telephone or by mail.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/Victor Dellovo
Victor Dellovo
Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Date:             Tuesday, February 4, 2025

Time:             9:00 a.m. local time

Place:            CSP Inc. Office in Deerfield Beach, Florida

1182 East Newport Center Drive

Deerfield Beach, Florida 33442

At the Annual Meeting you will be asked to:

1.	elect the nominees named in the proxy statement to the Board of Directors as directors;
2.	consider an advisory vote to approve executive compensation;
3.	approve and adopt the CSP Inc. 2025 Stock Incentive Plan
4.	ratify the appointment of RSM US, LLP as the Company’s independent auditors for fiscal year 2025; and
5.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
By order of the Board of Directors,

/s/Gary W. Levine
Gary W. Levine
Secretary

Lowell, Massachusetts

December 30, 2024

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AS PROMPTLY AS POSSIBLE.

ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 4, 2025. The notice of the Annual Meeting, proxy statement, proxy card and 2024 Annual Report on Form 10-K are also available at www.proxyvote.com

CSP INC.

(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders

February 4, 2025

Annex A	43

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2025 Annual Meeting of Stockholders to be held on February 4, 2025, which is referred to in this proxy statement as the Annual Meeting. The cost of solicitation will be borne by us. Our directors and employees may also solicit proxies in person, by telephone, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses. Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Our principal executive offices are located at 175 Cabot St. Suite 210, Lowell, Massachusetts 01854. Our main telephone number is (978) 954-5038. In this proxy statement, CSP Inc. is sometimes referred to as the “Company”, “CSPI”, “we” or “our”.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on February 4, 2025.

Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of Annual Meeting, proxy statement, proxy card and our 2024 Annual Report on Form 10-K, and by notifying you of the availability of our proxy materials on the Internet. The notice of the Annual Meeting, proxy statement, proxy card and 2024 Annual Report on Form 10-K are also available at www.proxyvote.com. In accordance with SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about December 30, 2024.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of Stockholders?

Our Annual Meeting of stockholders will be held at our South Florida office, located at 1182 East Newport Center Drive, Deerfield Beach, Florida at 9:00 a.m. local time on February 4, 2025.

Who may attend the annual meeting?

To attend you must be a CSP Inc. shareholder as of the record date. We intend to hold our annual meeting in person.

Who may vote at the Annual Meeting?

You may vote if our records show that you owned your shares on December 20, 2024, which is the record date for our 2025 Annual Meeting (the “record date”). At the close of business on the record date, 9,882,613 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

Why did I receive the proxy materials by e-mail?

You requested that the Company or a broker, bank or other nominee holding your shares deliver proxy materials to you electronically by e-mail. If you hold your shares through a bank, broker or other nominee, please contact that holder for information about starting or stopping e-mail delivery of proxy materials. If your shares are held by the Company and you wish to terminate this request, please contact our transfer agent, Equiniti Trust Company by calling (800) 468-9716 or writing 6201 15th Avenue, Brooklyn, New York 11219.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials, including your proxy card, were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of the shares, which are held in “street name,” and the proxy materials, including your proxy card, are being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote those shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote on each matter presented for a vote at the meeting. There is no cumulative voting. We had 9,882,613 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

We must have a quorum in order to hold the Annual Meeting and conduct business. The presence at the meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares or 4,941,307 shares of common stock as of the record date constitutes a quorum. Each share of our common stock is entitled to one vote on each matter presented for a vote at the meeting. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Abstentions are counted as present for the purpose of determining the presence of a quorum at a meeting of stockholders. Proxies received from brokers that express a vote on any matter will also be counted as present, even if they show a broker “non-vote” (as described below) on any other matter(s). The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions Inc. will tabulate the votes.

If on the date scheduled for the Annual Meeting a quorum does not exist for purposes of conducting business at the Annual Meeting, the management persons named as proxies in the proxy card will use the discretionary authority granted to them thereby to adjourn the meeting to a future date for purposes of seeking a quorum.

I own my shares in “street name.” Will my broker vote ?

If you provide voting instructions to your broker, your broker will vote in accordance with your instructions. The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange (NYSE), which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on). The NYSE has identified specific types of “Broker May Not Vote” matters, also known as non-routine matters. At our Annual Meeting, the election of directors (Proposal One), the advisory vote on executive compensation (Proposal Two), and the approval and adopt the 2025 Stock Incentive Plan (Proposal Three) are “Broker May Not Vote” matters, and therefore your broker will not express a vote on those proposals without instructions from you. If a broker submits a vote on a “Broker May Vote” matter, it will indicate that it does not have authority to vote on other matters, and there will be a broker non-vote with respect to those other matters.

The ratification of the appointment of our independent auditors (Proposal Four), is a “Broker May Vote,” or routine matter. Your broker may vote in accordance with management's recommendation on a routine matter, without instructions from you.

How many votes are required to elect directors (Proposal One)?

Directors are elected by a plurality of the votes cast. This means that the five individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. A nominee does not need to receive a majority vote of the shares to be elected. If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee. However, your shares will be counted for the purpose of determining whether there is a quorum.

Under our Director Resignation Policy, in an uncontested election of directors, any of the nominees standing for election as a director who receives more “Withhold” than “For” votes (a Majority Withhold Vote) is expected to promptly offer the Board his or her resignation as a director for consideration. The resignation will be considered by the Nominating Committee and acted upon by the Board within 90 days following the certification of the stockholder vote. Following the Board’s decision, we will promptly publicly disclose the Board’s decision regarding the Director’s offer to resign and, if such an offer is rejected, the rationale behind the Board’s decision.

How many votes are required to approve the advisory vote on the compensation paid to the Company’s named executive officers (Proposal Two)?

To be approved, Proposal Two requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy. You may cast a vote either “FOR” or “AGAINST” the proposal or you may abstain. A vote to abstain is the equivalent of a vote “AGAINST” the proposal. A broker “non-vote” will not be counted as a vote cast and will have no impact on this proposal. Because your vote is advisory, with respect to the “say-

on-pay” proposal, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How many votes are required to approve and adopt to the 2025 CSP Stock Incentive Plan (Proposal Three)?

To be approved, Proposal Three requires the affirmative vote of the majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. You may cast a vote “FOR” or “AGAINST” the proposal, or you may abstain. Because approval requires a majority of the votes cast, a vote to abstain is equivalent of a vote “AGAINST” the proposal. A broker “non-vote” will not be counted as a vote cast and will have no impact on this proposal.

How many votes are required to ratify the appointment of the Company’s independent auditors (Proposal Four)?

Ratification of the appointment of RSM US, LLP as the Company’s independent auditors requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting and present in person or represented by proxy. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A vote to abstain is the equivalent of a vote “AGAINST” the proposal.

How do I vote?

You may vote in one of four ways:

• Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

• By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

• By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

• In Person

What if I submit my proxy but do not vote for one or more of the proposals?

If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares covered by your proxy will be voted as recommended by the Board of Directors in this proxy statement. If you indicate a choice with respect to any matter to be acted upon on your proxy, the shares you hold will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not submit your selections in accordance with the instructions received from your broker or other nominee, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters.

Can I change or revoke my vote after submitting it?

Yes. After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder. If you are a beneficial owner and vote your shares through your broker, bank or other nominee and have previously given instructions that you wish to change or revoke, you can provide new, later-dated instructions to your broker, bank or nominee to act as you so instruct.

What should I do if only one set of proxy materials for the Annual Meeting are sent and there are multiple CSPI stockholders in my household?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of the proxy materials and our 2025 Annual Report at no charge by sending a written request to Broadridge Financial Solutions, or by calling Broadridge toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge, as described above. As a number of brokerage firms have instituted householding if you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements, and other information with the SEC, which is available on our website, www.cspi.com. Our SEC filings are also available to the public, free of charge, on the SEC’s website at http://www.sec.gov. Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI.”

Who can help answer my questions?

If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

CSP Inc.
175 Cabot Street, Suite 210
Lowell, MA 01854
Attn: Gary W. Levine, Chief Financial Officer
Phone: (978) 954-5040

What should I do now?

Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote. If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should submit your vote now even if you expect to attend the Annual Meeting and vote in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy up until the meeting and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four (4) business days after the Annual Meeting.

You may obtain a copy of the filed Form 8-K by visiting the investor relations section of our website (www.cspi.com) or the SEC’s website, contacting our Investor Relations department by calling 978-954-5038, or writing to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, Equiniti Trust Company, by calling the Customer Support Department (800) 468-9716 or writing 6201 15th Avenue, Brooklyn, New York 11219.

PROPOSAL ONE:

ELECTION OF DIRECTORS

At the time of our Annual Meeting, our Board of Directors will consist of five members, however currently the Board of Directors consists of seven members. The Board, upon recommendation of the Nominating Committee, unanimously nominated the five directors listed below for election to the Board at the Annual Meeting. Each of the five nominees currently serves as a member of the Board. Blackmon and James, current Board members, will not seek re-election, with their departures from the board effective on February 4, 2025. Directors elected at the Annual Meeting will hold office until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

If you withhold authority to vote with respect to the election of any of our nominees, your shares will not be voted in favor of such nominee’s election. However, your shares will be counted for purposes of determining whether there is a quorum.

Nominees for Election

Listed below are the nominees with his or her age, the year he or she was first elected as a director of the Company, his or her business experience, as well as the director’s particular experiences, qualifications, attributes and skills that led our Board to conclude that the director should serve as a member of our Board.

Name and Age	Business Affiliations, Qualifications and Directorships

Victor Dellovo (55)

Director of CSPI since August 2012; President and Chief Executive Officer since August 2012; President of Modcomp’s worldwide operations since October 2010; President of Modcomp’s U.S. operations from October 2005 to September 2010; President of Modcomp’s Systems and Solutions division, a subsidiary of CSP Inc. from June 2003 to September 2005, following Modcomp’s acquisition of Technisource Hardware Inc., a company he co-founded in 1997.

Mr. Dellovo is an industry veteran with more than 24 years of technology industry experience and leadership, as well as comprehensive knowledge of the Company and its operations. Prior to becoming our Chief Executive Officer Mr. Dellovo led our Modcomp Inc. subsidiary, currently known as CSPi Technology Solutions, for four years. He managed all facets of Modcomp Inc.’s domestic and international business, a role that provided him with insight into our operations and the challenges and opportunities faced by the Company.  In addition, his prior positions with Technisource Hardware Inc. as an executive, a co-founder and in various sales and engineering positions have given him a strong knowledge and understanding of the technology industry. Mr. Dellovo’ s experience in the industry and in executive management, coupled with his in-depth knowledge of our Company, contributes to his selection as our President and CEO by our Board and facilitates the Board’s strategic and financial planning as well as other critical management functions.

Name and Age	Business Affiliations, Qualifications and Directorships

Ismail “Izzy” Azeri (46)

Director of CSPI since January 2016; President and Co-founder of mabl, a software company that uses machine intelligence to automate routine engineering tasks, from January 2017 to the present; Senior Product Manager-Cloud, for Google, responsible for pricing, packaging, and discount strategy across overall Google Cloud Platform businesses, from May 2014 to January 2017; Founder, President and Board Chairman of Stackdriver, a cloud-based infrastructure monitoring company that that was acquired by Google in January 2014 from July 2012-May 2014, which was acquired by Google in January 2014; Executive in Residence at Bain Capital Ventures, a venture capital firm, where he evaluated new investment opportunities within software landscape, from March 2012 to July 2012; various positions at Acronis, a leader in disaster recovery software for the SMB segment in sales and marketing and strategic and corporate development, from July 2009 to January 2012; Director corporate business development, VMware Inc., a software company, responsible for acquisitions, venture investments and strategy from May 2006-July 2009; served on the Boards of VMware International from 2006-2009 and Board advisor for VMTurbo from 2009 to 2022; various positions and corporate development, EMC Corp., computer storage company, from May 1996-May 2006.

Mr. Azeri has 24 years of managerial experience in operations, strategic partnerships and business development for some of the leading technology organizations in the world. He provides the Board extensive experience in software, cloud and technology products and services, and an in-depth understanding of the software and cloud-based technology that will assist us with product and service strategy for both of our business segments. He is also an expert in technology with significant business development and strategic planning experience, plus he has Board experience. This expertise and experience qualify him to serve as a Board member.

Name and Age	Business Affiliations, Qualifications and Directorships

Anthony Folger (52)

Director since December 2024, Executive Vice President and Chief Financial Officer at Progress Software (NASDAQ: “PRGS”), a provider of enterprise software products for the development, deployment and management of responsible, AI-powered applications, from January 2020 to the present; Chief Financial Officer and Treasurer at Carbonite (NASDAQ: “CARB”), a leading cloud-based data protection provider, from January 2013 until December 2019 when Carbonite was acquired by OpenText Corporation; Chief Financial Officer at Acronis, a leading provider of disaster recovery and secure access solutions, from November 2008 to December 2012 and as Corporate Controller from June 2006 to October 2008; Finance Director at Starent Networks, a leading provider of network infrastructure solutions for mobile operators, from January 2005 to June 2006; Audit Manager at PwC, from January 2004 to January 2005; Corporate Controller at Marketmax, a provider of planning software for the retail industry, from October 2001 to October 2003; Corporate Controller at Habama, a startup and provider of content management and collaboration solutions from July 2000 to July 2001; various positions within the audit practice of Deloitte, from July 1994 to July 2000.

Mr. Folger has more than 30 years of financial and operational experience, including more than a decade serving as a public company chief financial officer.  He has extensive experience with capital markets and his expertise in accounting, financial reporting and controls qualifies him as an “audit committee financial expert” under SEC rules and further qualifies him to serve as a member of the Board of Directors.

Name and Age	Business Affiliations, Qualifications and Directorships

Stephen Webber (54)

Director since December 2024, COO and CFO of Quickbase, a low code no code software company owned by Vista Equity, from October 2020 to the present; CFO of Carbon Black, a publicly traded security software company sold to VMware Inc. in October 2019 from March 2019 to September 2020; COO and CFO of Syniti, a private software and services company owned by Bridge Growth Partners from September 2017 to Match 2019; CFO of Cynosure, a publicly traded medical device technology company from October 2016 to September 2017, which was sold to Hologic in March 2017; various senior financial roles at EMC Corporation from April 1996 to September 2016 including SEC and corporate reporting, financial planning and analysis, financial business leader for the services division and software divisions; Audit Senior at Deloitte from September 1992 to April 1996 where he became a certified public accountant.

Mr. Webber has over 30 years of financial management experience and was a certified public accountant. His extensive executive management and financial experience adds invaluable knowledge to our Board. He has an expertise in accounting, financial reporting and controls and experience as a chief financial officer of both public and private companies qualifies him as an “audit committee financial expert” under SEC rules and further qualifies him to serve as a member of the Board of Directors.

Marilyn T. Smith (76)

Director of CSPI since July 2013; Retired Vice President for Information Technology and Chief Information Officer (CIO) for George Mason University, December 2013 to December 2021; Head of Information Services and Technology CIO, Massachusetts Institute of Technology (MIT), 2009 to 2013; President of Life Insurance Co. of the Hanover Insurance Group, and various other management positions from 2000 to 2009; Vice President and CIO for multiple information systems groups within Liberty Mutual Insurance Co. and various positions at John Hancock Financial Services prior to 2000.

Ms. Smith’s operational executive management experience, knowledge and experience and her former position as CIO at George Mason University and MIT brings a unique understanding of the technology markets to the Board and qualifies her for service as a director of our Company.

We believe that the qualifications for serving as a director of CSPI include significant accomplishment in a director’s field, together with an ability to make a meaningful contribution to the Board’s oversight of business affairs. Each director must also have an excellent record and reputation for honesty and ethical conduct in both his and her professional and personal activities. We consider Messrs. Azeri, Dellovo, Folger, Webber and Ms. Smith to meet these qualifications, which the Board believes makes each of them well qualified to serve as a director of CSPI.

The Board’s five director-nominees for election at the Annual Meeting –  Victor Dellovo, Ismail “Izzy” Azeri, Anthony Folger, Stephen Webber and Ms. Marilyn T. Smith − have been recommended to the Board by the Nominating Committee and unanimously nominated.

The Board of Directors unanimously recommends that you affirmatively vote “FOR” the election of each of Ms. Smith and Messrs. Azeri, Dellovo, Folger and Webber to serve as a director of the Company.

Unless marked to the contrary, proxies received will be voted “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial to the proper operation of our Company. This section explains some of the things we have done, or are considering, to improve the way we run CSPI.

Independent Directors

Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.” The Board has reviewed those rules and regulations and has determined that Messrs. Azeri, Folger and Webber and Ms. Smith are independent directors. As required by NASDAQ rules, the independent directors convene executive sessions at our regularly scheduled board meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The Board  is proposing to  make a change to have both a Chairman of the Board, which will be held by Mr. Dellovo, our Chief Executive Officer, and an Executive Chairman of the Board, which will be  held by Mr. Azeri.   As Executive Chairman, Mr. Azeri will offer independent non-management Board leadership and objective oversight of management. The Board believes that this  separation will still give independent leadership and is in the best interests of CSPI and its stockholders at this time. The non-management directors regularly meet alone in an executive session at each of the Board meetings.

Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviewed our compensation programs for certain design features that have been identified as having the potential to encourage excessive risk-taking, such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs encourage our employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term results for our business and our stockholders without providing an incentive to take unnecessary risks. The Compensation Committee on an on-going basis reviews our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

Meetings and Committees of the Board of Directors

Our Board met seven times during the fiscal year ended September 30, 2024. In addition, the Audit Committee met six times, the Compensation Committee met three times, and the Nominating Committee met twice. All members attended all the meetings of the Board and of the committees of which they were members.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

The Audit Committee has the responsibility of reviewing and approving transactions with related parties. In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interests of the Company. Mr. Nicholas Monfreda, the brother-in-law of Mr. Dellovo, was hired in June 2014 as the Sales Manager of the US Operations of Modcomp and his current position is Vice President Managed and Strategic Services. In addition to any Compensation Committee approval, the Audit Committee reviewed and approved Mr. Monfreda’ s current status and compensation, which included an annual salary of $210,000 and a target annual bonus for FY 2024 equal to 50% of his annual salary, with 75% of the bonus based on meeting the net income goal of the MSP operation and 25% of the bonus based on meeting key performance indicators. Anna Monfreda, the sibling of Mr. Dellovo, was hired in January 2013 as a Sr. Client Manager in the US Operations of Modcomp. In fiscal year 2024 and 2023 her total compensation including salary and commissions was in excess of $120,000. Gary Southwell, Vice President and General Manager of High-Performance Products segment, is a minority shareholder in one of our vendors. He has no operational responsibilities. There were $324,000 and $315,500 purchases from this vendor for the fiscal year ended September 30, 2024, and 2023, respectively. There were no amounts due to the vendor as of September 30, 2024 or 2023. The Audit Committee did not consider any other related party transactions in fiscal year 2024.

Code of Ethics

We have adopted a code of ethics that applies to all our executive officers, directors and employees, and which is available in the Investor Relations section (under Corporate Governance) of our website at www.cspi.com. A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Communications with our Board of Directors

Our stockholders may communicate directly with the members of our Board or the individual chairmen of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854. Our policy is to forward, and not intentionally to screen, any mail received at our corporate office that is directed to such director.

Policy Regarding Board Attendance

It is our policy that all members of the Board attend the Annual Meeting of stockholders, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the Annual Meeting of Stockholders. In 2024, all directors attended the Annual Meeting in person or on the telephone.

Director Resignation Policy

The Board of Directors adopted a Director Resignation Policy which provides that in an uncontested election of Directors of the Company, any nominee standing for election as a Director who receives more “Withhold” than “For” votes (a Majority Withhold Vote) is expected to promptly offer the Board his or her resignation as a director for consideration. The resignation will be considered by the Nominating Committee and acted upon by the Board within 90 days following the certification of the stockholder vote. Following the Board’s decision, we will promptly publicly disclose the Board’s decision regarding the Director’s offer to resign and if such an offer is rejected the rationale behind such a decision.

Director Candidates and Selection Process

Under our by-laws, nominations for election to our Board may be made only by or at the direction of the Board (which has established the Nominating Committee in connection with this process) or by a stockholder who satisfies the substantive and procedural requirements set forth in our by-laws. Candidates nominated by or at the direction of the Board will appear as the Company’s nominees in our proxy materials. An eligible stockholder who complies with our by-laws is able to nominate a candidate for election at our Annual Meeting, and stockholders who are present in person or by proxy at the meeting may vote for such a nominee. However, the Company’s proxy materials may not be available for that nominee. That is, any eligible stockholder wishing to nominate a non-Board endorsed candidate for election as a director and solicit proxies for such nominee must prepare and file with the SEC, at his or her or its own expense, proxy materials meeting the applicable requirements of law for a proxy contest.

The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, have the ability to make a meaningful contribution to the Board’s oversight of our business affairs and have an excellent record and reputation for honesty and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI. Although the Nominating Committee does not have a standalone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. In February 2012, we adopted a policy requiring directors to resign at age 75. The Board reserves the right to extend a waiver of this policy when it considers such a waiver to be in the best interests of the Company.    With respect to the policy requiring directors to resign at age 75, the Board waived this policy for Ms. Smith in connection with this Annual Meeting and her continued service on the Board.

The Nominating Committee may use any number of methods to identify potential nominees, including personnel, management, and industry contacts, recruiting firms and as described above, candidates recommended by stockholders.  The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2024.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the potential candidate to assess whether that person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

The Nominating Committee will consider, for possible Board nominations, director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information, among other things:

•the name and address of the stockholder and the class and number of shares of our stock beneficially owned by the stockholder and owned of record by the stockholder; and

•all information relating to the candidate that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

Article III, Section 4 of our by-laws requires that notice of stockholder nominations or recommendations and information described above must be received by our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for our 2026 Annual Meeting will be November 6, 2025. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.

Insider Trading Policy

The Company has an insider trading policy that prohibits its directors, executive officers, employees from the purchasing or selling Company securities while being aware of material, non-public information about the Company as well as disclosing such information to others who may trade in securities of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Our Audit Committee consists of Messrs. Blackmon (chair) and James and Ms. Smith. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of listing rules (that is, able to read and understand financial statements). In addition, the Board has concluded that each of Messrs. Blackmon and James qualifies as an “audit committee financial expert.” Mr. Blackmon is a CPA and worked in public accounting for eight years. He was chief financial officer of Interline Brands, Inc. from 2004-2005 and MAGNATRAX Corporation from 1994-2004. Mr. Blackmon also served on the audit committee of Concurrent Computer Corporation, a NASDAQ listed company, including as chairman, through July 2017. Mr. James was a CPA and worked in public accounting from 1962 to 1965. He was chief financial officer of Systems Engineering Laboratories in Ft. Lauderdale, Florida from 1969 to 1980, and has served on numerous audit committees.

Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. Our Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Nominating Committee

The members of the Nominating Committee are Messrs. Azeri (chair), Blackmon and Ms. Smith, each of whom is an independent director. In addition to performing the duties and functions set forth above under “Director Candidates and Selection Process,” the functions of our Nominating Committee include the following:

•	recommend directors to serve on committees of the Board; and
•	advise the Board with respect to matters of Board composition and procedures.

Our Nominating Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Compensation Committee

Our Compensation Committee is composed of Ms. Smith (chair), Messrs. Azeri and James, each of whom is an independent director. NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly independent Compensation Committee. NASDAQ rules also prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation. Our Compensation Committee is charged with reviewing and approving executive officers’ compensation, including the CEO, and administering our stock incentive plans. The Committee also reviews and determines the compensation to be paid to directors. Compensation from all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during deliberations.  For fiscal year 2024, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation. Our Compensation Committee has adopted a written charter, a copy of which is currently available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

2024 COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table and footnotes provide certain information regarding the fiscal year 2024 compensation of CSPI’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash[1] (b)	Stock Awards2,(c)	Total (h)
Izzy Azeri	$30,104	$111,150	$141,254
Charles Blackmon	$37,604	$111,150	$148,754
C. Shelton James	$55,104	$111,150	$166,254
Marilyn Smith	$37,604	$111,150	$148,754

Notes:

1.	Each non-employee director receives (a) a $23,000 annual cash retainer, (b) an additional $552 annual retainer for each Committee membership, (c) a meeting fee of $1,500 per quarterly board and committee meeting, and (d) out of pocket travel expenses in connection with the meetings. In addition, the non-executive Chairman of the Board receives an annual fee of $25,000, and the chairpersons of the Audit Committee and of the Compensation Committee each receives an annual fee of $7,500. Mr. James served as Chairman of the Board during fiscal 2024.
2.	On February 7, 2024 each non-employee director received a restricted stock award of 10,000 shares of common stock. The restricted stock awards vest in full on February 3, 2025. The restricted stock awards do not reflect compensation actually received by the non-employee directors. Instead, the amounts in the stock awards column reflect the aggregate award date fair value computed in accordance with FASB ASC Topic 718. The awards date fair value of a share of restricted stock was the closing price of our common stock on the Nasdaq GM on the date of grant ($11.115 on February 7, 2024). As of September 30, 2024, the aggregate number of stock awards outstanding held by our non-employee directors was: 40,000 restricted stock or 10,000 for each Board member. (a)
3.	Messrs. Webber and Folger joined the Board of Directors on December 20, 2024, and did not receive any compensation for fiscal year 2024.

OUR EXECUTIVE OFFICERS

Background Information about Executive Officers

In addition to Mr. Dellovo, we have three other executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (76)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; and Controller of CSPI from May 1983 to September 1983.
Gary Southwell (62)

Vice President and General Manager of High Performance Products segment (HPP) since December 2016 to the present; Vice President and Co-founder of Seceon Networks, a startup cybersecurity company offering an open threat management platform of products, from January 2015 to November 2016; Vice President of Product Development of Audinate, a multi-channel digital networking technology company, from November 2012 to December 2014; Chief Technology Officer for a leading provider of cloud and metro network infrastructure solutions, from June 2009 to November 2012.

Michael Newbanks (61)

Vice President of Finance and Chief Accounting Officer of CSPI since July 2017; Controller for Modcomp, May 2003-July 2017; Controller of Technisource Hardware Inc., which was acquired by Modcomp, April 2001 to May 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our CEO and our three other highest paid executive officers for the years ended September 30, 2024 and 2023.

2024 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation[5] ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings[8] ($) (h)	All Other Compensation[9] ($) (i)		Total ($) (j)
Victor Dellovo, President and CEO	2024	$472,500	—	$637,000	[1]	—	$65,438	[6]	$(39,905)	$63,544		$1,198,577
	2023	$472,500	—	$343,700	[2]	—	$425,537	[7]	$58,102	$51,111	[10]	$1,350,950
Gary Levine, CFO, Treasurer and Secretary	2024	$213,500	—	$154,700	[3]	—	$9,608	[6]	$(34,206)	$3,754		$347,356
	2023	$213,500	—	$83,470	[4]	—	$115,369	[7]	$40,092	$3,754		$456,185
Gary Southwell, Vice President and General Manager of High Performance Products (HPP)	2024	$215,000	—	$273,000	[3]	—	$13,102	[6]	—	$3,762		$504,864
	2023	$215,000	—	$68,740	[4]	—	$35,000	[7]	—	$3,762		$322,502
Mike Newbanks, Vice President of Finance and CAO	2024	$178,500	—	$154,700	[3]	—	$38,033	[6]	—	$3,124		$374,357
	2023	$178,500	—	$83,470	[4]	—	$105,743	[7]	—	$1,891		$369,604

Notes:

1.

On January 5, 2024, Mr. Dellovo received a restricted stock award of 70,000 shares of common stock. The grant date fair value per share of restricted stock was $9.10, the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

2.

On January 6, 2023, Mr. Dellovo received a restricted stock award of 70,000 shares of common stock. The grant date fair value per share of restricted stock was $4.91, the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

3.

On January 5, 2024, Messrs. Levine and Newbanks each received a restricted stock award of 17,000 shares of common stock. On January 5, 2024, Mr. Southwell received a restricted stock award of 30,000 shares of common stock. The grant date fair value per share of restricted stock was $9.10, the closing price on the date of award. Each restricted stock award vests over four years from the date of the award at a rate of 25% per year.

4.

On January 6, 2023, Messrs. Levine and Newbanks each received a restricted stock award of 17,000 shares of common stock. On January 6, 2023, Mr. Southwell received a restricted stock award of 14,000 shares of common stock. The grant date fair value per share of restricted stock was $4.91, the closing price on the date of award. Each restricted stock award vests over four years from the date of the award at a rate of 25% per year.

5.

Payments are based on achievement of the (i) Company earnings before  taxes (EBIT) per share target for Messrs. Dellovo, Levine and Newbanks and HPP revenue and operating income for Mr. Southwell, which represented 85% of the target Non-Equity Incentive Plan Compensation in 2024 and 2023 and (ii) Key Performance Indicators (KPI) for such named executive officer, which represented 15% of the target.   (iii) in 2024 if the Company earnings before tax bonus wasn’t achieved and TS division achieved its EBIT targets Messrs. Dellovo and Newbanks would achieve a Special bonus of $30,000 in fiscal year 2024 and  in fiscal year 2023 and the bonus would increase for overachieving the target. In 2024 and 2023 Messrs. Dellovo and Newbanks bonuses were calculated for both EBIT and TS bonuses and the larger of two calculations was the amount paid to the named executive officer.

6.

Mr. Dellovo had a target bonus of 50% of his base salary, of which 85% was based on achievement of EBIT goals and 15% was based on KPI. Mr. Levine had a target bonus of 30% of base salary, of which 85% was based on the achievement of EBIT goals and 15% was based on KPI. Mr. Southwell had a target bonus of 50% of his base salary, of which 85% was based on the achievement of HPP revenue and operating income goals and 15% of which was based on KPI.  Mr.  Newbanks’ bonus was based on the TS Division operational results and KPIs. In 2024, Non-Equity Incentive Plan Compensation based on the levels of achievement of these goals, Messrs. Dellovo, Levine, and Newbanks did not receive bonuses related to EBIT goals as 0% of the goals were achieved. Dellovo and Newbanks received a special $30,000 bonus for TS Division operational results, as described above, in addition to their KPIs bonus. Levine received his KPI bonus. Mr. Southwell received a bonus related to his KPI, but did not receive any incentive compensation related to HPP revenue and operating income.

7.

Mr. Dellovo had a target bonus of 50% of his base salary, of which 85% was based on achievement of EBIT goals and 15% was based on KPI. Mr. Levine had a target bonus of 30% of base salary, of which 85% was based on achievement of EBIT goals and 15% was based on KPI. Mr. Southwell had a target bonus of 50% of his base salary, of which 85% was based on the achievement of HPP revenue and operating income goals and 15% of which was based on KPI.  Mr.  Newbanks’ bonus was based on the TS Division operational results and KPIs. In 2024, Non-Equity Incentive Plan Compensation based on the levels of achievement of these goals, Messrs. Dellovo, Levine, and Newbanks  received bonuses of 194% of target. Mr. Southwell received a bonus of 33% of target.

8.

The Company provides to Messrs. Dellovo and Levine a supplemental “death benefit” retirement plan. The benefits are vested for Mr. Levine. Upon retirement, the plan provides for an annual payout of approximately $250,000 for five years for Mr. Dellovo and $50,000 for twenty years for Mr. Levine. For more information, see Note 14 to our Consolidated Financial Statements as of and for the years ended September 30, 2024, and 2023 filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

9.

Mr. Dellovo received $7,574 and $6,778 in employer contributions to his 401(k) plan for 2024 and 2023 respectively. In fiscal year 2024 the Company incurred a depreciation expense of $15,565 for the car purchased in fiscal year 2023 for Mr. Dellovo’s use. In fiscal year 2023 the Company leased a car for 6 months with a cost of $9,085. When the lease ended, the company purchased a car for $85,000 with an expected useful life of 5 years, and the company incurred a depreciation expense of $8,500. An undocumented compensation program allowed Mr. Dellovo to use credit card points for his own use. Mr. Dellovo also received $40,405 related to the use of credit card points. The credit card point program was terminated on August 16, 2024 and Mr. Dellovo paid back $4,822. For Messrs. Levine, Southwell, and Newbanks the amounts of All Other Compensation for 2024 and 2023, respectively, were for the employer’s contributions to the 401(k) plan.

10.	Adjusted for undocumented compensation agreement with regards to the use of credit card points discussed in note 9, which resulted in undisclosed compensation in the amount of $26,748.

Employment Agreements and Arrangements

In addition to the employment arrangements described in the footnotes to the Summary Compensation Table, we have an employment agreement with Mr. Dellovo dated September 4, 2012, under which Mr. Dellovo became one of our directors and our President and Chief Executive Officer. Mr. Dellovo’s current base salary is $486,675. Mr. Dellovo is eligible to receive a bonus based on the attainment of certain financial objectives, as described above. If the Company is acquired through an asset sale or merger, all of Mr. Dellovo’ s outstanding restricted stock would be fully vested. We also provide Mr. Dellovo with the use of an automobile.

Under his employment agreement, in the event Mr. Dellovo’ s employment is terminated other than for cause (as defined in his employment agreement), he will be entitled to 12 months of severance pay at his then effective monthly salary. However, as discussed below, Mr. Dellovo’s employment agreement has been supplemented and modified by a change of control agreement with us.

Change of Control Agreements

Messrs. Dellovo, Levine and Newbanks each have change of control agreements with the Company executed in September 2012, January 2008, and January 2008, respectively. Under these change of control agreements, in exchange for the right to benefits under the circumstances described in the change of control agreements, each executive agrees that for a period of six months after he leaves the Company, he will not solicit customers or employees of the Company, directly or indirectly. In case of either a change of control (as defined in the change of control agreement, and including a change in the majority of the incumbent directors over a two-year period, except for new directors nominated or selected by a majority of the then incumbent board), or termination of employment without cause (as defined in the change of control agreement) or termination or an adverse change in status of the executive in anticipation of or as required to accomplish a change of control, the executive will be entitled to:

•	a multiple of his base compensation for the Company’s fiscal year then in effect or, if greater, a multiple of his base compensation for the Company’s previous fiscal year, plus
•

a multiple of his annual target variable compensation bonus for the fiscal year then in effect or, if there is no bonus plan in effect that year, the highest variable compensation bonus paid to the executive in any of the three preceding fiscal years.

For Mr. Dellovo, the payouts are two times his base compensation and bonus (with the target bonus equal to 50% of annual base pay). For Mr. Levine the payouts are one times his base compensation and bonus (with the target bonus equal to 30% of annual base pay). For Mr. Newbanks the payouts are one half times his base compensation and bonus (with the target bonus equal to 30% of annual base pay). To receive payment, the executive must deliver to the Company a satisfactory release of claims.

Following a change of control, Messrs. Dellovo, Levine and Newbanks would be entitled to two years, one year and six months, respectively, of comparable health and welfare benefits, by continuing the executive in the Company’s health and welfare plans, paying the executive’s full premium to purchase continuing coverage under COBRA or by payment by the Company of amounts sufficient to purchase equivalent coverage in a lump sum. The executive’s stock options and restricted stock awards would vest, and the executive would be entitled to exercise stock options and satisfy any tax withholding obligations under restricted stock awards by delivering shares of our common stock to the Company, or having shares of common stock withheld by the Company, in each case at the fair market value of the common stock and sufficient to meet the relevant requirement. In case of a voluntary resignation or termination of employment for cause or by reason of death or disability, then no severance payments would be payable to the executive.

As an illustration of the payments available to Messrs. Dellovo, Levine and Newbanks, if there had been a change of control of the Company as of September 30, 2024, then, based on fiscal year 2024 compensation, Mr. Dellovo would have received $1,417,500 under his employment and change of control agreement, plus the value of health and welfare benefits as described above, plus other vested benefits. In addition, the value of Mr. Dellovo’ s accelerated stock awards would be $2,279,745 based on the closing price of our common stock on the NASDAQ Global Market ($12.99) as of the close of trading on September 30, 2024. Under the same hypothetical circumstances, Mr. Levine would have received $277,550 under his change of control agreement, plus the value of health and welfare benefits, plus other vested benefits in the form of retirement funds. Mr. Newbanks would receive $116,025 under his change and control agreement. In addition, the value of Messrs. Levine and Newbanks accelerated stock awards would be $516,353 based on the price of our common stock on the NASDAQ Global Market ($12.99) as of the close of trading on September 30, 2024. These illustrations do not take account of tax effects and are intended only as examples.

Clawback and Stock Ownership Guidelines

The Company’s Board of Directors has approved a Clawback policy for executive officers. This policy was filed as Exhibit 97.1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2024. The Clawback policy is designed to ensure that incentive-based compensation is paid to executive officers based on accurate financial statements. In the event that the Company is required to prepare an accounting restatement due to the material noncompliance with accounting rules, the policy applies to incentive-based compensation that is granted to current or former executive officers of the company who received incentive-based compensation during the three-year period preceding the date that the Company is required to prepare a restatement.

The Company’s Board of Directors has also approved stock ownership guidelines for our executive officers and non-employee members of our Board of Directors. Under our stock ownership guidelines, executive officers and non-employee members of the Board of Directors are required to own shares of the Company’s Common Stock with a value equal to at least the following amounts within five years from the date they are elected or appointed:

•	Chief Executive Officer: 100% of annual base salary
•	Chief Financial Officer: 100% of annual base salary
•	Vice Presidents or other officer: 75% of annual base salary
•	Board of Directors: 300% of annual retainer

For purposes of the guidelines, ownership will not include stock options (whether or not vested) but will include all restricted stock and shares will be valued in each fiscal year based on the closing price of the Company’s stock at the end of the preceding fiscal quarter. As of the record date of the Annual Meeting, all directors and officers with over five years of service as such are in compliance with the stock ownership’s guidelines.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Board and Compensation Committee grant awards without regard to the share price or the timing of the release of material nonpublic information and does not time grants for the purpose of affecting the value of executive compensation. Accordingly, it is our policy that our management team makes a good faith effort to advise the Board and Compensation Committee whenever it is aware that material nonpublic information is planned to be released to the public in close proximity to the grant of equity awards.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our company for each of the last two completed fiscal years. The table below presents information on the compensation of our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) in comparison to certain performance metrics for 2024 and 2023. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Compensation of Executive Officers.”

Year	Summary compensation table total for (PEO)(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO NEOs(3)	Average compensation average actually paid to non-PEO NEOs(4)	Value of initial fixed $100 investment based on Total Shareholder Return (TSR) (5)	Net (Loss) Income(6)
2024	$1,198,577	$2,028,516	$408,859	$601,982	$149.66	$(326,000)
2023	$1,350,950	$2,286,676	$383,678	$564,390	$245.34	$5,204,000

(1)	The amounts of total compensation reported for Mr. Dellovo, our PEO, for each corresponding fiscal year in the “Total” column of the Summary Compensation Table.

(2)	The amounts represent the executive compensation actually paid to Mr. Dellovo as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid to Mr. Dellovo during the applicable fiscal year. See the table directly below these footnotes for calculation.

(3)	The amounts reported represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The non-PEO NEOs include Gary Levine, CFO, Treasurer and Secretary, Gary Southwell, Vice President and General Manager of High Performance Products (HPP), and Mike Newbanks, Vice President of Finance and CAO.

(4)	The amounts reported represent the average amount of executive compensation actually paid for the non-PEO NEOs as a group as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable fiscal year. See the table directly below these footnotes for calculation.

(5)	Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price as the end and the beginning of the measurement period by the Company’s share price as the beginning of the measurement period.

(6)	Net (loss) income represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

The table below represents the amount of compensation actually paid to the PEO and average for Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid during the applicable fiscal year.

	PEO		Average for Non-PEO NEO’s
	2024	2023	2024	2023
Total from Summary Compensation Total (SCT)	$1,198,577	$1,350,950	$408,859	$383,678
Less the amounts or average amounts reported under the Stock Awards column in the SCT	$(637,000)	$(343,700)	$(194,133)	$(78,560)
Plus year-end value of stock grants awarded in the applicable fiscal year that are unvested and outstanding as of the end of the applicable fiscal year	$909,300	$612,500	$277,120	$140,000
Plus the change in fair value of prior year awards that are outstanding and unvested as of the end of the applicable fiscal year	$447,320	$525,810	$91,160	$93,649
Plus the change in fair value as of the vesting date of prior year awards that vested at the end of or during the applicable fiscal year	$28,075	$91,485	$5,340	$17,758
Add dividends paid in fiscal year	$82,244	$49,631	$13,637	$7,865
Equals compensation actually paid in fiscal year	$2,028,516	$2,286,676	$601,982	$564,390

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The table below shows outstanding equity awards held by our named executive officers as of the fiscal year ended September 30, 2024.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock that have not Vested[1] (#) (g)	Market Value of Shares of Stock that have not Vested[2] ($) (h)
Victor Dellovo	—	—	—	—	1/4/2021	15,000	$194,850
	—	—	—	—	1/6/2022	38,000	$493,620
	—	—	—	—	1/6/2023	52,500	$681,975
	—	—	—	—	1/5/2024	70,000	$909,300
Gary Levine	—	—	—	—	1/4/2021	3,000	$38,970
	—	—	—	—	1/6/2022	7,000	$90,930
	—	—	—	—	1/6/2023	12,750	$165,623
	—	—	—	—	1/5/2024	17,000	$220,830
Gary Southwell	—	—	—	—	1/4/2021	2,500	$32,475
	—	—	—	—	1/6/2022	6,000	$77,940
	—	—	—	—	1/6/2023	10,500	$136,395
	—	—	—	—	1/5/2024	30,000	$389,700
Mike Newbanks	—	—	—	—	1/4/2021	3,000	$38,970
	—	—	—	—	1/6/2022	7,000	$90,930
	—	—	—	—	1/6/2023	12,750	$165,623
	—	—	—	—	1/5/2024	17,000	$220,830

Notes:

1.	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
2.	Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($12.99) on September 30, 2024.

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Because your vote is advisory, it will not be binding on the Board or the Company.  However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual corporate goals that are intended to enhance stockholder value.

Consideration of 2024 “Say-on-Pay” Vote

At our 2024 Annual Meeting, held in February of 2024, we received a favorable stockholder vote regarding executive compensation. We believe we have addressed many of the concerns about our compensation practices that stockholders expressed in prior years. In fiscal 2024, we can point to the following:

•	For the fiscal year ending September 30, 2024, we had a net loss of $(0.3) million.

•	Our results were below target on earnings, and as a result our CEO and CFO did not achieve their target non-equity incentive compensation. However, the CEO and CAO received a special $30,000 bonus for TS Division operational results.

•	We paid out approximately $1.0 million in dividends during the 2024 fiscal year.

•	We have no agreements that provide tax gross ups for any of our executive officers.

We believe that we have implemented a number of “best practices” in our governance procedures that affect management compensation. We believe that we demonstrate the commitment of our management and Board to align our results with the stockholders.

Compensation Appropriately Linked to Performance

In fiscal 2024, Non-Equity Incentive Plan Compensation for our executive officers is split into two components: 85% of their non-equity compensation was based on EBIT or operating income and revenue when applicable and 15% of their non-equity compensation was based on KPI. Under the EBIT metrics, Messrs. Dellovo, Levine, and Newbanks did not receive non-equity compensation as the Company did meet its EBIT matrix. However, Dellovo and Newbanks received a $30,000 bonus for TS Division operational results. Mr. Southwell received a bonus related to his KPI, but did not receive any incentive compensation related to HPP revenue and operating income goals.

Governance Policies Affecting Compensation

The Company has a Clawback policy and stock ownership guidelines for executives’ officers and non-employee members of the Board of Directors as described above.

The Compensation Committee has also adopted a policy barring so-called “single triggers” in any future change in control agreements. In addition, we do not have any agreements with management, including our named executive officers, to pay tax gross ups.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

In light of the changes we have made in prior years in response to stockholder concerns and how we have aligned a significant portion of management’s non-equity compensation with the Company’s financial performance, we are asking stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for this meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal Two.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

The equity compensation plans approved by our stockholders consist of the CSP, Inc.1997 Incentive Stock Option Plan, the 2003 Stock Incentive Plan, the 2007 Stock Incentive Plan, the 2014 Employee Stock Purchase Plan (the "ESPP") and the 2015 Stock Incentive Plan. In fiscal 2024 and 2023, the Company granted certain officers including its Chief Executive Officer and non-employee directors’ shares of non-vested common stock instead of stock options. The vesting periods for the officers', including the Chief Executive Officer, and the directors' non-vested stock awards are four years and one year, respectively. The following table sets forth information as of September 30, 2024 regarding the total number of securities outstanding under these equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding restricted stock awards		Weighted-average grant date fair value restricted stock awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Broad based employee and non-employee directors' stock plan	651,350	(1)	$8.61	(2)	191,434
Employee stock purchase plan	-		-		509,377
Total	651,350		8.61		700,811

(1)	Includes only non-vested restricted stock awards issued under the 2015 Stock Incentive Plan.
(2)	Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased under the ESPP are not determined until the end of the relevant purchase period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our only issued and outstanding class of voting securities is our common stock. Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on December 20, 2024, upon each matter which may come before the Annual Meeting. At the close of business on December 20, 2024, the record date for our 2025 Annual Meeting, there were 9,882,613 shares of common stock issued and outstanding.

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information as of December 20, 2024, the record date for our 2025 Annual Meeting, regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Joseph R. Nerges	1,377,861	(3)	13.9%
1726 Bundy Street
Scranton, PA 18508
Visionary Wealth Advisors	586,806	(4)	5.9%
1405 North Green Mount Rd Suite 500
O’Fallon, IL 62208
Dimensional Fund Advisors LP	534,418	(5)	5.4%
6300 Bee Cave Road, Building One
Austin, TX 78746
Victor Dellovo*	796,610		8.1%
C. Shelton James	113,606	(6)	1.2%
Gary W. Levine	198,360		2.0%
Gary Southwell	120,102		1.2%
Mike Newbanks	100,614		1.0%
Charles Blackmon	111,000		1.1%
Marilyn Smith*	108,500		1.1%
Izzy Azeri*	95,990		1.0%
Anthony Folger*	-		0%
Stephen Webber*	-		0%
All directors and executive officers as a group (10 persons)	1,644,782		16.6%

*            Director and/or Nominee for Director

(1)

Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of December 20, 2024, the record date of our 2025 Annual Meeting.

(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.
(3)

Joseph R. Nerges filed form` 4 and 13 D on August 19, 2024 in which he states he is the beneficial owner with sole power to vote and to dispose of 1,377,861 shares of our common stock. Mr. Nerges was a party to a Confidentiality and Non-Disclosure Agreement dated October 11, 2024 to allow the parties to more freely discuss CSPi’s business and financial results. In return for receiving such business and financial information, Mr. Nerges has agreed, among other provisions, to only trade during the Company’s open trading windows, to support CSPi’s slate of directors at its upcoming annual meeting, and, without Board consent, exceed an ownership threshold of no more than 15% of the Company’s common stock. Unless renewed by the parties, the Confidentiality Agreement expires on October 11, 2025.

(4)

Visionary Wealth Advisors furnished us with a report on Schedule 13G filed on February 14, 2024, in which Visionary has advised us that it is a registered investment advisor in accordance with Sec. 240, 13d-1 (b) (1) (ii) (E) and in its role as advisor has sole voting power over 3,000 shares of our common stock and shared dispositive power to vote 276,237 shares of our common stock. Retroactively adjusted for the stock split that occurred in February 2024, these shares are now 586,806.

(5)

Dimensional Fund Advisors LP furnished us with a report on Schedule 13G/A filed on February 9, 2024 in which Dimensional has advised us that it is a registered investment advisor or manager for four investment companies (Funds) registered under the Investment Company Act of 1940 and in its role as advisor has sole voting power with respect to 267,209 shares of common stock and sole power to dispose with respect to 265,584 shares of our common stock. Dimensional states in the filing that it disclaims beneficial ownership of such securities and all securities are owned by the Funds. Retroactively adjusted for the stock split that occurred in February 2024, these shares are now 534,418.

(6)	Represents 113,286 shares owned by Mr. James and includes 320 shares owned by Mr. James’ wife. However, Mr. James disclaims beneficial ownership of these shares.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2024, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.

The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. In support of this view, our Audit Committee periodically meets separately with the independent auditors, without management present. In the course of its discussion in these meetings, the Committee addresses a number of questions intended to bring to light any area of potential concern related to our financial reporting and internal controls. These questions include:

•

Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•

Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for us.

The Audit Committee recommended the engagement of RSM US, LLP (RSM) as our independent auditors for fiscal year 2025 and reviewed with the independent auditors their respective overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of RSM and discussed with RSM their independence, including a review of any and all audit and non-audit services provided by them to us. The Audit Committee received and discussed with the independent auditors (i) the matters required to be disclosed by the applicable requirements of the PCAOB and the SEC and (ii) disclosures and letter from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communications with the audit committee concerning independence.

Management has reviewed the audited financial statements for fiscal year 2024 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE
Charles Blackmon, Chairman
C. Shelton James
Marilyn T. Smith

Our Independent Registered Public Accounting Firm

The Audit Committee selected RSM US, LLP (RSM) as our principal independent accountants for the fiscal year 2024. Representatives from RSM are expected to be available for the Annual Meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions.

The RSM report dated December 20, 2024, on the financial statements of the Company as of and for the fiscal year ended September 30, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.

The Audit Committee has selected RSM as our principal accountants for fiscal year 2025.

Fees for Professional Services

The following is a summary of the fees billed to us by RSM US, LLP for professional services for the fiscal years ended September 30, 2024 and 2023:

Fee Category	Fiscal 2024	Fiscal 2023
Audit Fees	$440,000	$316,550
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$440,000	$316,550

Audit fees: Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees: Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.

Tax fees: Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.

All other fees: All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.

Pre-Approval Policies and Procedures

At present, the Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.

The Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

Whistleblower Procedures

Pursuant to our Code of Ethics, the Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission to our directors, by our officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

PROPOSAL THREE

APPROVAL OF THE CSP INC. 2025 STOCK INCENTIVE PLAN

The Board of Directors of the Company approved, subject to the approval of the Company’s stockholders, the CSP Inc. 2025 Stock Incentive Plan (the “2025 Plan” or the “Plan”), effective as of December 4, 2024. The Board recommends approval of the 2025 Plan by the Company’s stockholders. If approved by the stockholders, the Plan will succeed the CSP Inc. 2015 Stock Plan (the “Prior Plan”). As of November 18, 2024, the Prior Plan expired per its terms and no additional awards may be granted thereunder. However, any awards made under the Prior Plan prior to November 18, 2024 shall remain subject to the terms of the Prior Plan.

The purpose of the 2025 Plan is to continue to provide additional incentive to present and future Directors, executives and key employees of, as well as consultants and advisers to, the Company and its subsidiaries by affording them an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of our common stock. By encouraging stock ownership by such persons, we seek to attract and retain persons of exceptional competence and seek to furnish an added incentive for them to increase their efforts on our behalf. The 2025 Plan provides for the discretionary grant of  “incentive stock options” as defined in Section 422 of the Code, non-statutory stock options, restricted stock or unrestricted stock.

Historical Stock Option and Stock Award Information

Set forth below is certain historical information with respect to stock options and stock awards outstanding as of  December 19, 2024 (unless otherwise noted below):

●The number of granted but unexercised stock options: 0

●The weighted average exercise price of the granted but unexercised stock options: $0

●The weighted average remaining term of the granted but unexercised stock options: 0 years

●The number of granted but unvested full-value share awards (restricted stock awards): 651,315

●The number of shares available for future grants under the Prior Plan: 0 shares.

●Total shares of common stock outstanding as of the record date: 9,882,613 shares.

Burn Rate, Expected Duration and Dilution

We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation programs against the dilution it causes our shareholders. As part of our analysis when considering the number of shares to be included in the 2025 Plan, we considered our Prior Plan’s “burn rate,” calculated as (i) the number of shares subject to equity awards granted under the Prior Plan for the three years ending September 30, 2024, divided by (ii) the weighted average number of shares outstanding for that period. Our average burn rate for the three years ending September 30, 2024, was 3.3%.

The total potential dilution resulting from issuing all shares authorized under our equity plans as of September 30, 2024 (including the 600,000 additional shares that will be available if shareholders approve the 2025 Plan) would be approximately 5.7% We calculated dilution as (A) the sum of (i) the total number of shares subject to outstanding equity awards, (ii) the number of shares remaining available for future grant under the Prior Plan, and (iii) the contemplated

600,000 shares to be authorized under the 2025 Plan, divided by (B) the total number of shares of common stock outstanding, plus the number of shares in (A). We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. During this three-year period, we have sought to provide equity compensation to our employees and non-employee directors who we believe are important to our organization in furthering our business strategy.

We expect that the shares available under the 2025 Plan for future awards will be sufficient for the currently anticipated awards for the next 4 years. Expectations regarding future share usage could be impacted by a number of factors such as: (i) the future performance of our stock price; (ii) hiring and promotion activity at the executive level; (iii) the rate at which shares are returned to the 2025 Plan reserve upon awards’ expiration, forfeiture or cash settlement without the issuance of the underlying shares; (iv) factors involved in acquiring other companies; and (v) other factors. While we believe that the assumptions used are reasonable, future share usage may differ from current expectations.

Plan Restrictions

The 2025 Plan contains certain restrictions that the Company believes further the objectives of the Plan and reflect sound corporate governance principles:

●	Stock options may not be granted with an exercise price less than the fair market value of the underlying common stock on the date of grant, and the term is limited to ten years from the date of grant.

●	Shares withheld or delivered to the Company to satisfy a tax withholding obligation on any award or withheld to satisfy the exercise price on a stock option and shares repurchased on the open market with the proceeds from the exercise of a stock option will not again be made available for issuance under the 2025 Plan.

●	Awards are subject to the Company’s clawback policy.

●	Repricing of stock options without stockholder approval is prohibited.

●	Awards made under the 2025 Plan must have a vesting period of at least one year.

●	There is no evergreen provision that automatically replenishes the shares available for future grants under the 2025 Plan.

●	The 2025 Plan does not provide for any tax gross ups.

Description of the 2025 Stock Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex A to this proxy statement.

Administration

The Compensation Committee (Committee), the members of which are appointed from time to time by the Board, will administer the 2025 Plan. All questions of interpretation and application of the 2025 Plan, of options granted or stock awards under the 2025 Plan and of the value of shares of common stock subject to an option or other award, are subject to the determination, which is final and binding, of a majority of the Committee. The Board (but not the Committee) may, in its discretion, modify, revise or terminate the 2025 Plan at any time, but the aggregate number of shares issuable under the 2025 Plan may not be increased (except in the event of certain changes in the$ Company’s capital structure) without the consent of the stockholders. In addition, unless approved by the stockholders, no amendment to the 2025 Plan will be effective if it would cause the plan to fail to satisfy the requirements of the Code for incentive stock options. Unless terminated earlier by the Board, the 2025 Plan will terminate when all of the common stock with respect to which options may be granted under the 2025 Plan has been issued upon the exercise of such options. No options or awards of stock may be granted under the 2025 Plan after December 4, 2034.

Available Shares; Stock Price; Adjustment

The number of shares of the Company’s common stock initially available for awards under the 2025 Plan is 600,000. Subject to certain adjustments, (i) the maximum number of shares as to which a Plan Participant may receive an award in a calendar year is limited to 50,000; (ii) the maximum number of shares that may be issuable with respect to incentive stock options in the aggregate is 600,000; and (iii) the fair market value of awards granted to a non-employee director in any calendar year, together with cash compensation paid to such non-employee director in such calendar year, shall not exceed $500,000.

The number of shares that remain available for future grants under the 2025 Plan shall be reduced by the sum of the aggregate number of shares that become subject to outstanding options and outstanding stock awards, in each case, other than substitute awards. The price per share of common stock as of December 19,  2024 was $16.50.

To the extent that shares subject to an outstanding option or stock award, are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, such shares shall be added to be back to the number of available shares under the Plan and shall again be available for issuance. Shares of stock delivered by a participant or withheld by the Company on a participant’s behalf as full or partial payment of an award, including the exercise price of an option or any required withholding taxes with respect to any award, shall not be available again for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan. Any shares repurchased by the Company on the open market with the proceeds of an option exercise will also not be available again for issuance under the Plan.

In the event of stock dividend, stock split or similar change in capitalization affecting the shares of the Company’s stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (ii) the number and kind of shares remaining subject to outstanding awards, and (iii) the option or purchase price in respect of such shares.  In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 2025 Plan and in the number and purchase price (if any) of shares subject to such awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions in the Plan providing for treatment of awards on a change in control (discussed below). Shares to be delivered under the Plan shall be made available from authorized and unissued shares of the Company.

Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Committee may, in its discretion, require that (i) some or all outstanding options will become exercisable in full or in part, and (ii) the restrictions applicable to some or all outstanding Stock Awards will lapse in full or in part. In addition, in the event of a change in control, the Company’s Board may, in its discretion, require that any outstanding award be assumed or continued by the acquiring or surviving corporation, with an appropriate and equitable adjustment to such award as determined by the Committee, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change in control, or the parent thereof, other property, or a combination of cash and shares or other property (or cancelled for no consideration if the exercise price of an Option exceeds the price paid for a share of the Company’s common stock).

Under the terms of the Plan, a change in control is generally defined to include (i) certain persons becoming a beneficial owner of more than 50% of the Company’s then outstanding securities entitled to vote in the election of directors of the Company, (ii) the consummation of any merger or merger or consolidation of the Company with another entity other than a transaction that results in the Company’s voting securities continuing to represent a majority of the combined voting power of the successor entity, (iii) the complete liquidation of the Company, or (iv) the sale or other disposition of all of substantially all of the Company’s assets.

Clawback of Awards

The awards granted under the 2025 Plan and any cash payment or shares of common stock delivered pursuant to an award may be subject to cancellation, recovery by or repayment to the Company, or other action in accordance with any of the Company policies that may adopt from time to time by the Company in its discretion, including any such policy which the Company may be required to adopt to comply with applicable law or stock exchange listing requirements.

Effective Date, Termination and Amendment

The 2025 Plan became effective on December 4, 2024 and will terminate on the 10th anniversary of the effective date of the Plan, unless earlier terminated by the Company’s Board. The Company’s Board may amend the 2025 Plan or any award agreement at any time for the purpose of satisfying changes in law, provided that no amendment adversely impairs the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2025 Plan will consist of such employees, non-employee directors, advisers, and consultants of the Company and its affiliates as selected by the Committee. As of December 19, 2024 there were approximately 111 employees and 4 non-employee directors eligible to participate in the Plan.

Stock Options

The 2025 Plan provides for the grant of options for the purchase of authorized and unissued shares of common stock. Incentive stock options may be granted only to officers and other employees. Non-statutory options may be granted to officers and other employees, to members of the Board or the board of any subsidiary, and to other persons providing services to the Company or any subsidiary.

The exercise price for each stock option is determined by the Committee. However, the exercise price of a stock option may not be less than 100% (110% in the case of an incentive stock option granted to a greater than 10% stockholder) of the fair market value of the common stock at the time the option is granted.

Payment of the exercise price may be made in cash or by check or, if the applicable stock option agreement so provides,

●	by delivery of issued and outstanding shares of common stock of the Company having a fair market value equal to or less than the option price of the shares being acquired, with the balance, if any, to be paid by cash or check.
●	by delivery of a recourse note by the optionee to the Company at a minimum rate of interest specified by the Plan.
●	so long as our common stock is publicly traded, by delivery to the Company of an exercise notice along with irrevocable instructions to a broker to deliver to the Company, by cash or check, payment of the exercise price (a so-called “broker assisted” or “cashless” exercise).
●	by reducing the number of option shares otherwise issuable by a number of shares having a fair market value equal to the aggregate exercise price (a so-called “net exercise”); or
●	by any combination of these methods of payment.

Under the 2025 Plan, the aggregate fair market value (determined at the time the option is granted) of stock for which incentive stock options are exercisable for the first time by an employee during any calendar year (under all plans of the Company and any parent or subsidiary corporations of the Company) is limited to $100,000, but the total value of stock for which incentive stock options may be granted to an employee in a given year may exceed $100,000.

No option granted under the 2025 Plan may extend for a period exceeding ten years from the date of grant, and the Committee determines the rate at which an option may be exercised. No incentive stock option issued under the 2025 Plan may be transferred other than by will or the laws of descent and distribution, and each option is exercisable, during the optionee’s lifetime, only by the optionee.

Except in the case of death or retirement for reasons of age or disability, incentive stock options granted under the 2025 Plan will terminate 90 days (or such other period as the Committee shall specify) after termination of the optionee’s employment without cause and immediately upon termination of employment for cause, as defined in the  Plan (although the Committee in its sole discretion may provide that options held by persons terminated for cause may be exercised for up to 30 days). Under the 2025 Plan, incentive stock options terminate one year (or such longer period as the Committee shall specify at any time) after the optionee’s death or disability while in the employ of the Company (or until expiration of the stated term, if earlier) or 90 days (or such longer period as the Committee shall specify at any time) after the optionee’s retirement (or until expiration of the stated term, if earlier). Non-statutory stock options terminate in accordance with their terms. Shares of common stock subject to an option (or the unexercised portion thereof) that expires or terminates under the 2025 Plan without being exercised may again be subject to another award under the  Plan.

Under the 2025 Plan, the Committee may, in its discretion, specify upon the granting of an option that, as a condition of exercise, the optionee agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities the optionee will not, for up to 180 days from the effective date of any registration of securities of the Company, sell or otherwise dispose of any shares issued pursuant to the exercise of such options without the prior written consent of the Company or such underwriters.

Restricted and Unrestricted Restricted Stock Awards

The Committee in its discretion may grant restricted stock awards to any eligible person, entitling the recipient to acquire, for a purchase price determined by the Committee (or no price), shares of stock subject to such restrictions and conditions as the Committee determines at the time of grant, including continued employment and/or achievement of pre-established performance goals and objectives. A participant who is granted such an award will have no rights with respect to the award unless he or she accepts the award within 60 days (or such shorter date as the Committee specifies) following the award date, by making payment to the Company of the specified purchase price of the shares covered by the award (to the extent applicable) and by agreeing in writing to the terms and conditions applicable to the restricted stock, as the Committee determines.

After accepting the restricted stock award, a participant has all the rights of a stockholder with respect to the restricted stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights and subject to the other conditions contained in the agreement or instrument evidencing the award. Unless the Committee determines otherwise, certificates evidencing the shares of restricted stock remain in the possession of the Company until those shares are vested. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically permitted in the 2025 Plan. In the event of termination of employment by the Company for any reason, including resignation, death, disability, retirement or for cause, the Company will have the right, at the discretion of the Committee, to repurchase the shares of restricted stock that have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within 90 days following the termination of employment.

The Committee at the time of grant will specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the restricted stock and the Company’s right of repurchase or forfeiture will lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed are no longer considered restricted stock and are considered “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, in general,  amend conditions of the award.

The Committee in its discretion may grant or sell to any eligible person shares of the Company’s common stock free of any restrictions under the 2025 Plan at a purchase price determined by the Committee. Shares of unrestricted stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration. The right to receive unrestricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Vesting

The Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award, provided that no award shall vest prior to the one-year anniversary of the date of grant.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two (2) years from the date the option was granted and one (1) year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Restricted and Unrestricted Restricted Stock Awards

A participant will not recognize taxable income at the time a stock award that is a restricted stock award (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or the applicable employer) as compensation expense, subject to the limitations under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

The tax consequences of any other type of stock award will depend on the structure and form of such award. A participant who is granted a stock award in the form of shares of the Company’s common stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares over the amount paid for the shares, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Section 409A

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

New Plan Benefits

The awards that will be granted in the future under the 2025 Plan are not currently determinable, as such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

If the 2025 Plan is approved by the stockholders, the Company intends to file a registration statement under the Securities Act of 1933, as amended, covering the 600,000 shares thus authorized.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our compensation plans as of September 30, 2024.

of securities outstanding under these equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding restricted stock awards		Weighted-average grant date fair value restricted stock awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Broad based employee and non-employee directors' stock plan	651,350	(1)	$8.61	(2)	191,434
Employee stock purchase plan	-		-		509,377
Total	651,350		8.61		700,811

(1)Includes only non-vested restricted stock awards issued under the 2015 Stock Incentive Plan.

(2) Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased under the ESPP are not determined until the end of the relevant purchase period.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the common stock present in person or represented by proxy at the Annual Meeting is required to approve the 2025 Plan. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker/nominee non-votes will not affect the vote.

THE BOARD OF DIRECTORS UNANIMOUSLEY RECOMMENDS A VOTE FOR APPROVAL OF THE CSP INC. 2025 STOCK INCENTIVE PLAN

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

RSM US, LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s financial statements for fiscal year 2024. The Audit Committee has appointed RSM US, LLP to serve as our independent auditors to conduct an audit of the Company’s financial statements for fiscal year 2025.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate governance. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain RSM US, LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of RSM US, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends an affirmative vote “FOR” ratification of RSM US, LLP as our independent auditors for fiscal year 2025.

                      Unless marked to the contrary, proxies received will be voted “FOR” Proposal FOUR

OTHER MATTERS

Other Business

We do not know of any other matter that may properly come before the Annual Meeting.

Stockholder Proposals for 2025 Annual Meeting

In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2025 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our corporate secretary at our executive offices located at 175 Cabot Street Suite 210, Lowell, Massachusetts 01854 at least 120 days prior to the anniversary date of this proxy statement. This proxy statement is dated December 30, 2024, so the date by which proposals must be received under Rule 14a-8 will be August 2, 2025.

Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the Annual Meeting of Stockholders, even if the item cannot be included in our proxy statement because Rule 14a-8 is not available, must provide written notice of such item of business to our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of Stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for the 2026 Annual Meeting is November 6, 2025. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information. For information about nominations of director candidates by stockholders, see “Corporate Governance - Director Candidates and Selection Process” elsewhere in this proxy statement.

SOLICITATION

We will bear the entire cost of preparing and soliciting proxies. Brokers, banks and other nominees will be reimbursed for their reasonable out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of our common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by directors, officers and certain of our employees, or by Equiniti Trust Co., our transfer agent. It is expected that the expense of such special solicitation will be nominal.

Annex A

CSP INC.

2025 STOCK INCENTIVE PLAN

SECTION 1.General Purpose of the 2025 Plan; Definitions

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The name of the plan is the CSP Inc. 2025 Stock Incentive Plan (the “2025 Plan”). The purpose of the 2025 Plan is to encourage and enable directors, officers and employees of, and other persons providing services to, CSP Inc. (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the 2025 Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 13.

“Clawback Policy” shall have the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the 2025 Plan is approved by the Board of Directors as set forth in Section 15.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2.Administration of the 2025 Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. The 2025 Plan shall be administered by the Compensation Committee of the Board (the “Committee”) consisting of not less than two (2) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the 2025 Plan is not an Outside Director nor a Non-Employee Director. Except as specifically reserved to the Board under the terms of the 2025 Plan, the Committee shall have full and final authority to operate, manage and administer the 2025 Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

(b) Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the 2025 Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock and Unrestricted Stock, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the 2025 Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the 2025 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the 2025 Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the 2025 Plan; to decide all disputes arising in connection with the 2025 Plan; and to otherwise supervise the administration of the 2025 Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and 2025 Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the 2025 Plan.

SECTION 3.Shares Issuable under the 2025 Plan; Mergers; Substitution.

(a) Shares Issuable. The maximum number of shares of Stock with respect to which Awards may be granted under the 2025 Plan shall be 600,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than as set forth below) shall be added back to the shares of Stock with respect to which Awards may be granted under the 2025 Plan. The number of shares of Stock delivered by a participant or withheld by the Company on a participant’s behalf as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes with respect to any Award, shall not again be available for issuance pursuant to subsequent Awards and shall count against the aggregate number of Shares that may be issued under the Plan. Any shares purchased by the Company with proceeds from exercise of a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of Shares that may be issued under the Plan and shall not increase the number of Shares available under the Plan. Shares issued under the 2025 Plan shall be authorized but unissued shares of the Company.

(b) Limitation on Awards. In no event may any 2025 Plan participant be granted Awards with respect to more than 50,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Award granted to a 2025 Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an Award is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction. The maximum number of shares of Stock that may be awarded with respect to Awards that are Incentive Stock Options is 600,000. The Fair Market Value of a share of Stock that may be subject to Awards granted to any Non-Employee Director in any calendar year, together with the cash compensation paid to such Non-Employee Director in such calendar year, shall not exceed $500,000.

(c) Stock Dividends, Mergers, etc. In the event that after approval of the 2025 Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 2025 Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

(d) Substitute Awards. The Committee may grant Awards under the 2025 Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.Eligibility.

Awards may be granted to directors, officers and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5.Stock Options.

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the 2025 Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the 2025 Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory

Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the 2025 Plan after the tenth anniversary of the date of adoption of the 2025 Plan by the Board.

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and the terms and conditions of Section 11 and shall contain such additional terms and conditions, not inconsistent with the terms of the 2025 Plan, as the Committee shall deem desirable.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant, but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. No Stock Option shall vest and become exercising earlier than one (1) year after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise; Payment. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Option agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option agreement, by one of the following methods:

(i) By delivery to the Company of shares of Common Stock of the Company having a Fair Market Value equal in amount to the exercise price of the Options being exercised;

(ii) By delivery of a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Committee may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code;

(iii) If the class of Common Stock is registered under the Exchange Act at such time, subject to rules as may be established by the Committee, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided, further, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price;

(iv) By reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a Fair Market Value equal to such aggregate exercise price; or

(v) By any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options. Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

  (f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under the 2025 Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Lockup Agreement. The Committee may in its discretion specify upon granting an Option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), not to sell, make any short sale of, loan, grant any option for the purpose of, or otherwise dispose of any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 6.Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such a right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 11, amend any conditions of the Award, provided that Restricted Stock shall not become vested earlier than one (1) year the grant date.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.Unrestricted Stock Awards.

(a) Grant or Sale of Unrestricted Stock. The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the 2025 Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid considerations.

(b) Restrictions on Transfers. The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.Termination of Stock Options.

(a) Incentive Stock Options:

(i) Termination by Death. If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause. If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for ninety (90) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options. Any Non-Statutory Stock Option granted under the 2025 Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 9.Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would up to the maximum withholding amount due with respect to such Award, or (ii) transferring to the Company a sufficient number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy up to the maximum withholding amount due.

(c) Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of an Incentive Stock Option.

SECTION 10.Transfer and Leave of Absence.

For purposes of the 2025 Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another.

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11.Amendments and Termination.

The Board may at any time amend or discontinue the 2025 Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the 2025 Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. In addition, unless approved by the stockholders of the Company, no amendment to the 2025 Plan will be effective if it would cause the 2025 Plan to fail to satisfy the requirements of the Code for incentive stock options.

The 2025 Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate the 2025 Plan at any earlier time for any reason. No Award may be granted after the 2025 Plan has been terminated. No Award granted while the 2025 Plan is in effect shall be altered or impaired by termination of the 2025 Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret the 2025 Plan and the Awards granted prior to the termination of the 2025 Plan shall continue after such termination.

SECTION 12.Status of 2025 Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13.Change of Control Provisions.

(a) Except as otherwise provided in an Award agreement, upon the occurrence of a Change of Control as defined in this Section 13, the Committee may do any of the following, in its sole discretion:

(i) accelerate the time for exercise of, and wave all conditions and restrictions on, each unexercised and unexpired Stock Option and Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee.

(ii) provide for the cancellation of any or all outstanding Stock Options and Restricted Stock Awards as of the effective date of any such Change of Control provided that (x) notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control;

(iii) provide for the purchase of any outstanding Stock Option for an amount in cash equal the difference between the exercise price and then the Fair Market Value of the Shares covered thereby (provided that if the exercise price is equal to or greater than the Fair Market Value the Stock Option may be cancelled for no consideration);

(iv) provide for payment with respect to any other vested Award, with payment (including payment in respect of a Stock Option under clause (iii)) to be made in the form and on the terms and conditions as the Committee shall determine in its discretion (which may or may or not be the same, form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Change in Control); or

(v) cause any Award then outstanding to be assumed or continued by the acquiring or surviving entity after such Change in Control (subject to adjustment as determined by the Committee in accordance with Section 3(c)).

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes, after the Effective Date of the 2025 Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) of the consummation of a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 14.General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such a person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates to participants under the 2025 Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in the 2025 Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the 2025 Plan or any Award under the 2025 Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 15.Effective Date of 2025 Plan.

The 2025 Plan was effective upon its adoption by the Company’s Board of Directors on December 04, 2024. The 2025 Plan shall be submitted to the shareholders of the Company for approval within twelve months following the adoption of the 2025 Plan by the Board. If such shareholder approval is not obtained within twelve months after the Board’s adoption of the 2025 Plan, no Options previously granted under the 2025 Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter.

SECTION 16. Clawback.

Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a participant may be required to repay the Company previously paid compensation, whether provided pursuant to the Plan or an Award agreement, in accordance with the Clawback Policy. By accepting an Award, the participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

SECTION 17.Governing Law.

The 2025 Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

A

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CSP INC. ATTN: GARY W. LEVINE 175 Cabot Street, Suite 210 LOWELL, MA 01854

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The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Victor Dellovo 02 Ismail “Izzy” Azeri 03 Anthony Folger 04 Marilyn T. Smith 05 Stephen Webber	For All ◻	Withhold All ◻	For All Except ◻	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution to approve the compensation paid to the Company’s named executive officers.				For ◻	Against ◻	Abstain ◻
The Board of Directors recommends you vote FOR the following proposal: 3. The approval of the 2025 CSP Inc. Stock Incentive Plan.				For ◻	Against ◻	Abstain ◻
The Board of Directors recommends you vote FOR the following proposal: 4. The ratification of the appointment of RSM US, LLP as the Company’s independent auditors for fiscal 2025.				For ◻	Against ◻	Abstain ◻
NOTE: In their discretion, the persons named as proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.
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Signature [PLEASE SIGN WITHIN BOX]                      Date                                         Signature (Joint Owners)                                     Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

CSP INC.

Annual Meeting of Stockholders

February 4, 2025 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor Dellovo and Gary Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CSP Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EST on February 4, 2025, at CSP Inc.’s office at 1182 East Newport Center Drive, Deerfield Beach, Florida 33442, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change:

(If you noted any Address Change above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side**